Contract #97-211-026
Kindill Mining, Inc.
Amendment No. 1

EXHIBIT 10.66

AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 COAL SUPPLY AGREEMENT (“Amendment No. 1”) is entered into effective as of January 1, 2001, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as “Buyer”), whose address is 220 West Main Street, Louisville, Kentucky 40202, and KINDILL MINING, INC., (hereinafter referred to as “Seller”) an Indiana corporation, whose address is 1216 East County Road, 900 South, Oakland City, Indiana 47660.  In consideration of the agreements herein contained, the parties hereto agree as follows.

1.0                               AMENDMENTS

The Agreement heretofore entered into by the parties, dated effective July 1, 1997 and identified by the Contract Number set forth above, (hereinafter referred to as “Agreement”) is hereby amended as follows:

2.0                               TERM

Section 2 Term, is deleted and replaced with the following:

“The term of this agreement shall commence on July 1, 1997 and shall continue through December 31, 2002, subject to the provisions of Section 8.3.”

3.0                               QUANTITY

3.1                                 Section 3.1 Base Quantity, is deleted and replaced with the following:

“Seller shall sell and deliver and Buyer shall purchase and accept delivery of the following annual base quantity of coal (“Base Quantity”):

YEAR	BASE QUANTITY (TONS)

1997	150,000
1998	900,000
1999	900,000
2000	900,000
2001	700,000
2002	700,000

3.2                                 Section 3.3 Right of First Refusal, is deleted in its entirety.

3.3                                 Section 3.4 Option to Increase Quantity, is deleted and replaced with the following:

“Buyer shall have the right to increase the quantity to be delivered hereunder by up to an additional 240,000 tons annually.  Buyer shall exercise such option by giving to Seller notice stating Buyer’s exercise of the option and specifying the increased tonnage sixty (60) days prior to the end of each quarter for increased tonnage for the immediately following quarter; provided, however, the maximum tonnage that can be nominated for delivery during the immediately following quarter shall not be more than 60,000 tons.  Buyer’s exercise of the option in any given quarter shall not obligate Buyer to take delivery of the increased quantity in any following quarter or any following year.  Any additional tonnage which Buyer exercises its right to purchase under this § 3.4 hereinafter shall be referred to as “Option Tonnage” and shall be subject to all the terms and conditions hereof (including price).

4.0                               QUALITY

4.1                                 Sections 6.1(b), 6.1(c), and 6.1(e) Specifications, are hereby revised to provide that they shall not be applicable to the years 2001 and 2002.

5.0                               PRICE

5.1                                 Section 8.1 Base Price, is hereby revised by adding the following paragraph:

“For years 2001 and 2002, the base price (“Base Price”) of the coal to be sold hereunder will be firm and in accordance with the following:

BASE PRICE

YEAR	PRICE ($Per MMBTU)

2001	$0.8180
2002	See Section 8.3 as revised.

5.2                                 Sections 8.2 (i) and 8.2 (ii) Quality Price Discounts, shall not be applicable to years 2001 and 2002.

5.3                                 Section 8.3 Price Review is amended by adding the following paragraph:

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“Section 8.3 Term and Price Review: Buyer and Seller agree to begin terms, conditions and price negotiations on or before July 1, 2001, for terms and conditions, including without limitation prices, to be effective beginning January 1, 2002.  The parties then shall attempt to negotiate on new prices and/or other terms and conditions between July 1, 2001 and October 1, 2001.  If the parties do not reach an agreement by October 1, 2001, then this agreement will terminate as of December 31, 2001 without liability due to such termination for either party, and the parties shall have no further obligations hereunder except those incurred prior to the date of termination.  This clause shall not be interpreted as a Right of First Refusal or exclusive supply agreement.”

6.0                               INVOICES, BILLING AND PAYMENT

Section 9.1 Invoicing Address is hereby revised by adding the following:

“As of the date of this Amendment, invoices will be sent to Buyer at the following address:

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202

Attn: Director, Fuels Management

7.0                               STATUS OF AGREEMENT

As amended herein, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY		KINDILL MINING, INC.

By:		By:
	Wayne T. Lucas		Kent Holcomb
	Executive Vice President – Power Generation		President

DATE:		DATE:

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